Exhibit 23.1

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CTI Industries Corporation and Subsidiaries:

The audit referred to in our report dated April 15, 2013, included the related financial statement schedule for the year ended December 31, 2012, included in Form 10-K. This financial statement schedule is the responsibility of the company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-76006, 333-76008 and 333-169442 on Form S-8 of CTI Industries Corporation and Subsidiaries of our report dated April 15, 2013, with respect to the consolidated balance sheet of CTI Industries Corporation and Subsidiaries as of December 31, 2012, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2012 and our report in the preceding paragraph regarding the related consolidated financial statement schedule, which reports appear in or are incorporated by reference in this annual report on Form 10-K of CTI Industries Corporation and Subsidiaries.

/s/ Plante & Moran, PLLC

Chicago, Illinois

April 15, 2013